Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                _______________
                                   FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                        THE SECURITIES ACT OF 1933
                              _______________
                                 TELEGROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                  IOWA
         (State or other jurisdiction of incorporation or organization)

                                  42-1344121
                    (I.R.S. Employer Identification No.)

        2098 NUTMEG AVENUE
        FAIRFIELD, IOWA                                52556
        (Address of principal executive offices)       (Zip Code)
          TELEGROUP, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                           (Full title of the plan)

                              CLIFFORD REES
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              TELEGROUP, INC.
                             2098 NUTMEG AVENUE
                           FAIRFIELD, IOWA 52556

                  (Name and address of agent for service)

                              (515) 472-5000
          (Telephone number, including area code, of agent for service)

    THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                          MORRIS F. DEFEO, JR., ESQ.
                         SWIDLER & BERLIN, CHARTERED
                            3000 K STREET, N.W.
                         WASHINGTON, DC  20007-5116

                      CALCULATION OF REGISTRATION FEE
                                   Proposed Maximum    Proposed Maximum
Title of Securities  Amount to be  Offering Price Per  Aggregate Offering   Amount of
to be Registered     Registered        Share (1)         Price (1)        Registration Fee
------------------------------------------------------------------------------------------
Common Stock,
 no par value      4,000,000 Shares   $11.69             $4,676,000.00    $14,169.70
------------------------------------------------------------------------------------------
(1) Pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock on August 25, 1997, as reported on the consolidated reporting system for the Nasdaq National Market.
 /TABLE

                                 PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual Information*


*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Act") and the Note to Part I of Form S-8.

                                PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Telegroup, Inc. ("Registrant") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) Registrant's Prospectus filed on July 9, 1997 pursuant to Rule 424(b) under the Act, as amended, contained in the Registrant's Registration Statement on Form S-1, Commission File No. 333-05857;

     (b) Description of Registrant's Common Stock contained in Registrant's Form 8-A registration statement filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed June 10, 1997, Commission File No. 000-29084;

     (c) Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1997, filed on August 21, 1997; and

     (d)     All other reports and subsequent reports filed pursuant to
Section 13(a) or 15(d) of the Securities and Exchange Act.

     All reports and definitive proxy or information statements filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 490.851 and 490.856 of the Iowa Business Corporation Act allow, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee, or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful.

     Registrant's Second Restated Articles of Incorporation contain a provision that eliminates the personal liability of Registrant's directors to Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for liability for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for unlawful distributions in violation of Section 490.833 of the Iowa Business Corporation Act. Any repeal or amendment of this provision by Registrant's shareholders will not adversely affect any right or protection of a director existing at the time of such repeal or amendment.

     Registrant has directors' and officers' insurance with Genesis Insurance which provides for indemnification, subject to certain conditions, of certain directors and officers of Registrant.

     Registrant has entered into indemnification agreements (collectively, the "Indemnification Agreements") with certain of its executive officers. Pursuant to the terms of the Indemnification Agreements, executive officers will be indemnified by Registrant to the full extent permitted by law in the event such officer is made or threatened to be made a party to a claim arising out of such person acting in his capacity as an officer of Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

     The following documents are filed as exhibits to this Registration Statement. Certain documents previously filed with the Commission are incorporated in this Registration Statement by reference.

Exhibit
Number       Description of Exhibit
-------      ----------------------
 4.1     -   Telegroup, Inc. Amended and Restated 1996 Stock Option Plan
 5.1     -   Opinion of Marcus & Thompson, P.C.
23.1     -   Consent of KPMG Peat Marwick LLP
23.2     -   Consent of Marcus & Thompson
             (included in its opinion filed as Exhibit 5.1)
24.1     -   Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

     (a) Registrant hereby undertakes (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information; (2) that, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     (b) Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted against Registrant by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Iowa on the 28th day of August, 1997.


                                 TELEGROUP, INC.



                                 By: /s/ Douglas A. Neish
                                     ------------------------------
                                         Douglas A. Neish,
                                         Vice President--Finance, Chief
                                         Financial Officer and Treasurer

                            POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Douglas A. Neish his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 28, 1997.

     Signature                                      Title
     ---------                                      -----

/s/Fred Gratzon                        Chairman of the Board and Director
-----------------------
    FRED GRATZON

/s/Clifford Rees                       Chief Executive Officer, President
-----------------------                and Director (Principal Executive
    CLIFFORD REES                      Officer)

/s/ Douglas A. Neish                   Vice President--Finance, Chief
------------------------               Financial Officer, Treasurer and
    DOUGLAS A. NEISH                   Director (Principal Financial
                                       Officer)

/s/Gary Korf                           Director of Finance and Controller
-------------------------              (Principal Accounting Officer)
    GARY KORF

                               EXHIBIT INDEX
Exhibit                                                  Sequentially Numbered
Number                 Description of Exhibit                   Page
-------                ----------------------            ---------------------
 4.1     -   Telegroup, Inc. Amended and Restated
             1996 Stock Option Plan
 5.1     -   Opinion of Marcus & Thompson, P.C.
23.1     -   Consent of KPMG Peat Marwick LLP
23.2     -   Consent of Marcus & Thompson
             (included in its opinion filed as Exhibit 5.1)
24.1     -   Power of Attorney (included on signature page)